Exhibit 99.1

China Education Alliance Holds 3rd Annual Preliminary China Middle School Student Academic Abilities Competition

Press Release Source: China Education Alliance, Inc. On Tuesday March 15, 2011, 7:00 am EDT

HARBIN, China, March 15, 2011 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company") (NYSE:CEU - News), a China-based education resource and services company, announced today that it successfully held its third preliminary China Middle School Students Academic Abilities Competition in Beijing. The national competition tests the students' academic abilities in mathematics, physics and chemistry. More than 300,000 students from thousands of middle schools in 27 provinces and cities attended the event. The final contest will be held in July 2011.

Through this competition, Chinese teachers are given the opportunity to demonstrate their teaching capabilities and the students' passion for innovative learning and practicing is stimulated. Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance, said, "The competition allows the Company to fully understand the local distribution of educational resources and overall quality of education being received by students in China.  Based on findings, we can continue to improve upon our successes in the delivery of top-quality educational resources, products and services to students in China. "

China Education Alliance has established regional subcommittees for this competition in 27 provinces with a goal of laying a solid foundation to implement its 2011 National Expansion Plan.  Through these efforts, China Education Alliance has enhanced its brand image among the academic community. The Company has received public recognition from the China Youth Development Center, Peking University, China University of Technology, Beijing University of Aeronautics and Astronautics, Beijing University of Technology, Nanjing University, Xiamen University Shandong University, and numerous national education management institutions and universities.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations of signing new customers and contracts, developing new products, projected revenues and earnings, and the success of new products. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which are relevant as of the date of the given press release and should not be relied upon as of any subsequent date. China Education Alliance undertakes no obligation to update the forward-looking information contained in this press release.

For more information, please contact:

China Education Alliance, Inc.
Alice Lee Rogers, CFO
Tel: +1-626-379-5956
Email: alice@edu-chn.com

Christensen
Jenny Wu
Tel: +86 138 1041 7114
Email: jwu@christensenIR.com